UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019 (December 31, 2018)

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00735	20-5951150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE

NEW YORK, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2018 (the “Closing Date”), KCAP Financial, Inc., a Delaware corporation (“KCAP”), and Commodore Holdings, L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of KCAP (“Commodore”), completed the sale of (i) Katonah Debt Advisors, L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of Commodore (“Katonah”), (ii) Trimaran Advisors, L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of Commodore (“Trimaran”), and (iii) Trimaran Advisors Management, L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of Commodore (“Trimaran Management”, and together with Katonah and Trimaran, the “Disposed Companies”), to LibreMax Intermediate Holdings, LP, a Delaware limited partnership (“LibreMax”), through the mergers of each of (i) LM Rubicon Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub 1”), (ii) LM Rubicon Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”) and (iii) LM Rubicon Merger Sub 3, LLC, a Delaware limited liability company (“Merger Sub 3”, and, together with Merger Sub 1 and Merger Sub 2, the “Merger Subs”), with and into Katonah, Trimaran and Trimaran Management, respectively, and with Katonah, Trimaran and Trimaran Management surviving such mergers as wholly-owned subsidiaries of LibreMax (such mergers, the “Mergers”). The Mergers were completed in accordance with the terms and conditions of that certain Agreement and Plan of Merger, dated as of November 8, 2018, by and among KCAP, Commodore, the Disposed Companies, LibreMax and the Merger Subs (the “Merger Agreement”). The consideration paid by LibreMax pursuant to the Merger Agreement comprised approximately $37.9 million in cash.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure contained in Item 2.01 above is hereby incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed financial information as of September 30, 2018 and for the nine months ended September 30, 2018 and the year ended December 31, 2017 is attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit No.	Description.

2.1	Agreement and Plan of Merger, dated as of November 8, 2018, by and among KCAP, Commodore, the Disposed Companies, LibreMax and the Merger Subs
99.1	Unaudited pro forma condensed financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate.  All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. Important factors that could cause actual results to differ materially from those expressed or implied include without limitation general economic conditions, the future performance of KCAP’s business and the important factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  KCAP undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.  These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons.  Forward looking statements are based on KCAP’s beliefs and assumptions and on information currently available to KCAP.  KCAP disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019		KCAP Financial, Inc.

	By:	/s/ Edward U. Gilpin
Name: Edward U. Gilpin
Title: Chief Financial Officer